Exhibit 99.1

News

September 25, 2023	Analyst Contact:	Megan Patterson
918-561-5325
	Media Contact:	Brad Borror
918-588-7582

ONEOK Announces Completion of

Magellan Midstream Partners Acquisition

TULSA, Okla. – Sept. 25, 2023 – ONEOK, Inc. (NYSE: OKE) (ONEOK) today announced that it has completed its acquisition of Magellan Midstream Partners, L.P. (Magellan), creating a more diversified North American midstream infrastructure company focused on delivering essential energy products and services to its customers, and continued strong returns to investors.

The transaction was approved by ONEOK shareholders and Magellan unitholders at their respective special meetings held on September 21, 2023.

“This is a significant day for Tulsa and the industry as we bring together the talented ONEOK and Magellan teams and look to the future as one company,” said Pierce H. Norton II, ONEOK president and chief executive officer. “Our expanded products platform will present additional opportunities in ONEOK’s core businesses and further enhance the resiliency of our company. We are committed to ensuring a smooth transition aimed at delivering on the many benefits of this combination for our customers, employees and shareholders.”

Magellan unitholders received $25.00 in cash and 0.667 shares of ONEOK common stock for each outstanding Magellan common unit. Magellan common units will no longer be publicly traded on the New York Stock Exchange (NYSE). Shares of ONEOK common stock will continue to trade on the NYSE.

ABOUT ONEOK:

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Permian and Mid-Continent regions with key market centers and owns an extensive network of gathering, processing, fractionation, transportation and storage assets.

ONEOK is a FORTUNE 500 company and is included in the S&P 500.

For information about ONEOK, visit the website: www.oneok.com.

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ONEOK Announces Completion of Magellan Midstream Partners Acquisition

September 25, 2023

ABOUT MAGELLAN MIDSTREAM PARTNERS:

Magellan Midstream Partners, L.P. (NYSE: MMP) is a publicly traded partnership that primarily transports, stores and distributes refined petroleum products and crude oil. Magellan owns the longest refined petroleum products pipeline system in the country, with access to nearly 50% of the nation’s refining capacity, and can store more than 100 million barrels of petroleum products such as gasoline, diesel fuel and crude oil. More information is available at www.magellanlp.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS:

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that ONEOK expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the transaction between ONEOK and Magellan (the “transaction”).There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the risk that ONEOK’s and Magellan’s businesses will not be integrated successfully; the risk that cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; the risk that changes in ONEOK’s capital structure and governance could have adverse effects on the market value of its securities; the ability of ONEOK and Magellan to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on ONEOK’s and Magellan’s operating results and business generally; the risk the transaction could distract management from ongoing business operations; the risk of pending or future litigation relating to the transaction; the risk that ONEOK may be unable to reduce expenses or access financing or liquidity; the impact of a pandemic, any related economic downturn and any related substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond ONEOK’s control, including those detailed in ONEOK’s most recent Annual Report on Form 10-K and in the other filings that it makes with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to ONEOK or persons acting on its behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, ONEOK undertakes no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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